EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Fourth Quarter 2010 Results

Company Increases Dividend 33% and Establishes 2011 Guidance

PURCHASE, N.Y., Feb. 23, 2011 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today financial and operating results for the quarter ended December 31, 2010.

HIGHLIGHTS

  $144.1 million of shopping center investments completed during 4Q'10
  $442.5 million of shopping center investments completed since 4Q'09 formation
  Net income of $2.4 million, or $0.06 per diluted share for 4Q'10
  Funds From Operation (FFO) of 5.6 million, or $0.13 per diluted share for 4Q'10 (1)
  $464.2 million of total assets with $42.4 million of debt outstanding at 12/31/10
  $175.0 million senior unsecured revolving credit facility established in 4Q'10
  Quarterly cash dividend of $0.08 per share of common stock declared (33.3% increase)

(1) See the end of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp., stated, "Since commencing operations as a shopping center REIT in the fourth quarter of 2009, we have made significant progress in amassing an exceptional portfolio of necessity-based shopping centers. As of today we have interests in 25 shopping centers, totaling over 2.8 million square feet, strategically located in demographically strong, supply-constrained metropolitan markets across the western United States."  Mr. Tanz continued, "We have already acquired five shopping centers in 2011 and we are positioned to continue growing our portfolio and platform. Our pipeline of shopping center acquisitions is strong, as we continue to access attractive opportunities through capitalizing on our long-standing relationships and market expertise."

FINANCIAL RESULTS SUMMARY

For the three months ended December 31, 2010, net income attributable to common stockholders for the quarter was $2.4 million, or $0.06 per diluted share. FFO for the fourth quarter 2010 was $5.6 million, or $0.13 per diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

BALANCE SHEET SUMMARY

At December 31, 2010, ROIC had total assets of $464.2 million, including $84.7 million in cash and $379.5 million in real estate investments and other assets. At December 31, 2010, ROIC had $42.4 million of debt outstanding.

In December 2010, ROIC entered into a $175.0 million senior unsecured revolving credit facility. The credit facility has an initial maturity date of December 1, 2012. ROIC has the option to extend the maturity date for an additional year. ROIC also has the ability to increase the credit facility amount up to $250.0 million, subject to commitments and other conditions. ROIC intends to utilize borrowings under the credit facility primarily to fund future acquisitions.

INVESTMENT SUMMARY

During the fourth quarter of 2010, ROIC completed $144.1 million in shopping center investments. ROIC acquired an equity interest in four grocery-anchored shopping centers totaling $94.1 million, including two shopping centers in Oregon, one shopping center in California and one shopping center in Washington. Additionally, ROIC acquired a mortgage loan portfolio with an aggregate principal balance of $57.8 million for $50.0 million. The loans were cross-collateralized and secured by three shopping centers and an office building. Subsequent to the fourth quarter of 2010, ROIC acquired the three shopping centers securing the loan portfolio through a conveyance-in-lieu of foreclosure agreement (see information below). The fourth quarter transactions were funded with $92.6 million in cash and the assumption of two existing mortgages totaling $51.5 million. 2

Division Crossing

In December 2010, ROIC acquired Division Crossing for approximately $11.0 million, funded in cash. The shopping center is approximately 98,000 square feet and is anchored by Safeway. The property is located in Portland, Oregon.

Halsey Crossing

In December 2010, ROIC acquired Halsey Crossing for approximately $7.0 million, funded in cash. The shopping center is approximately 99,000 square feet and is anchored by Safeway. The property is located in Gresham, Oregon, within the Portland metropolitan area.

Gateway Village

In December 2010, ROIC acquired Gateway Village for approximately $34.0 million, funded with $12.2 million of cash and the assumption of an existing $21.8 million mortgage loan. The shopping center is approximately 97,000 square feet and is anchored by Henry's Marketplace (Smart & Final), a Southern California based grocer. The property is located in Chino Hills, California.

(2) Includes pro rata consolidation of the Crossroads Shopping Center.

Crossroads Shopping Center

In December 2010, ROIC acquired a 49% interest in the Crossroads Shopping Center for $42.1 million, funded with $12.4 million in cash, and the assumption of existing mortgage debt (49% interest equating to $29.7 million). The shopping center is approximately 465,000 square feet and is anchored by QFC (Kroger) Supermarket, Sports Authority and Bed, Bath & Beyond. The property is located in Bellevue, Washington, within the Seattle metropolitan area. ROIC has the right to acquire the remaining 51% interest in 2014.

2011 INVESTMENT ACTIVITY TO DATE

To date in 2011, ROIC has acquired five shopping centers in three separate transactions as follows:

Single Asset Acquisitions:

To date in 2011, ROIC has acquired two shopping centers for a total of $56.5 million. The properties acquired are as follows.

  Marketplace Del Rio

In January 2011, ROIC acquired Marketplace Del Rio for approximately $35.7 million. The shopping center is approximately 177,000 square feet and is anchored by Stater Brothers Supermarket. The property is located in Oceanside, California, within the San Diego metropolitan area.

  Pinole Vista

In January 2011, ROIC acquired Pinole Vista for approximately $20.8 million. The shopping center is approximately 165,000 square feet and is anchored by Lucky Supermarket, a Northern California based grocer. The property is located in Pinole, California, within the San Francisco metropolitan area.

Properties acquired through conveyance in lieu:

On February 17, 2011, ROIC acquired the fee interest in three shopping centers (Desert Springs Marketplace, Mills Shopping Center and Nimbus Winery) through a conveyance-in-lieu of foreclosure agreement for an aggregate cost of approximately $52.5 million. The $52.5 million reflects approximately $2.5 million of expenditures in 2011 in addition to the $50.0 million purchase price of the mortgage notes receivable acquired in December 2010 (as discussed above).

  Desert Springs Marketplace

Desert Springs Marketplace is a grocery-anchored neighborhood shopping center totaling approximately 105,000 square feet. The property is anchored by Ralphs "Fresh Fare" Grocer (Kroger Co.) and is located in Palm Desert, California.

  Mills Shopping Center

Mills Shopping Center is a grocery-anchored community shopping center totaling approximately 253,000 square feet. The property is anchored by Raley's Supermarket, a Northern California based grocer, and is located in Rancho Cordova, California, within the Sacramento metropolitan area.

  Nimbus Winery Shopping Center

Nimbus Winery Shopping Center is a neighborhood shopping center totaling approximately 75,000 square feet. The property is located in Rancho Cordova, California, within the Sacramento metropolitan area.

CASH DIVIDEND

ROIC's Board of Directors has declared a cash dividend on its common stock of $0.08 per share, to record holders on March 15, 2011 and payable on March 31, 2011. The $0.08 per share dividend represents a 33.3% increase over ROIC's most recent cash dividend, paid on December 15, 2010.

2011 FFO & DIVIDEND GUIDANCE

ROIC's currently estimates that FFO for 2011 will be within the range of $0.50 to $0.60 per diluted share, and net income will be within the range of $0.15 to $0.20 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	For the year ending December 31, 2011
	(In thousands, except per share amounts)
	Low End	High End
Net income for period	$ 6,250	$ 8,500
Plus:
Depreciation and Amortization	14,500	16,500
Funds From Operations (FFO)	20,750	25,000
Plus: Acquisition transaction costs	2,000	2,750
Modified Funds From Operations (MFFO)	$ 22,750	$ 27,750

Earnings per share (dilutive)	$ 0.15	$ 0.20
FFO per share (dilutive)	$ 0.50	$ 0.60
MFFO per share (dilutive)	$ 0.54	$ 0.66

ROIC intends to distribute cash dividends on its common stock during 2011 in an amount approximately equivalent to 70% to 80% of estimated FFO. ROIC's estimates are based on numerous critical assumptions, including, but not limited, completing approximately $350.0 million of shopping center investments during 2011. ROIC management will discuss its estimates and underlying assumptions on the company's February 23, 2011 conference call (see information below). ROIC's guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on February 23, 2011 at 12:00 p.m. Eastern Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 38475245. A live webcast will also be available in listen-only mode at http://www.roicreit.com/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 23, 2011 and will be available until 11:59 p.m. Eastern Time on March 2, 2011. To access the conference call recording, dial (800) 642-1687 (domestic), or (706) 645-9291 (international) and use the Conference ID: 38475245. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corporation (Nasdaq:ROIC) is a fully integrated real estate company that is organized and operates in order to qualify as a REIT for U.S federal income tax purposes commencing in the year ended December 31, 2010. The Company is focused on acquiring, owning, leasing, repositioning and managing a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. The Company targets properties strategically situated in densely populated, middle and upper income markets in western and eastern regions of the United States. The Company presently has ownership and interests in 25 shopping centers encompassing approximately 2.8 million square feet. Additional company information is available at www.roicreit.com.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS
Real Estate Investments:
Land	$ 85,473,305	$ 6,346,871
Building and improvements	187,259,539	10,218,422
	272,732,844	16,565,293
Less: accumulated depreciation	3,078,160	20,388
	269,654,684	16,544,905
Mortgage notes receivable	57,778,044	—
Investment in and advances to unconsolidated joint ventures	16,779,355	—
Real Estate Investments, net	344,212,083	16,544,905
Cash and cash equivalents	84,736,410	383,240,287
Restricted cash	2,838,261	—
Tenant and other receivables	2,055,881	—
Deposits	1,500,000	—
Acquired lease intangible asset, net of accumulated amortization	17,672,608	1,820,151
Income taxes receivable	—	1,236,375
Prepaid expenses	798,655	147,634
Deferred charges, net of accumulated amortization	9,576,904	870,769
Other	801,700	12,852
Total assets	$ 464,192,502	$ 403,873,513

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$ 42,417,100	$ —
Acquired lease intangibles liability, net of accumulated amortization	20,996,167	1,121,187
Accounts payable and accrued expenses	4,889,350	4,434,586
Due to related party	—	5,556
Tenants' security deposits	859,537	22,946
Other liabilities	4,506,778	94,463
Total liabilities	73,668,932	5,678,738
Commitments and Contingencies
Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; 41,638,100 and 41,569,675 shares issued and outstanding at December 31,2010 and 2009	4,164	4,156
Additional paid-in-capital	403,915,775	403,184,312
Accumulated deficit	(12,880,840)	(4,993,693)
Accumulated other comprehensive loss	(517,918)	—
Total Retail Opportunity Investments Corp. shareholders' equity	390,521,181	398,194,775
Noncontrolling interests	2,389	—
Total equity	390,523,570	398,194,775
Total liabilities and equity	$ 464,192,502	$ 403,873,513

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenues
Base rents	$ 5,299,741	$ 45,736	$ 12,381,427	$ 45,736
Recoveries from tenants	1,238,562	—	2,878,582	—
Mortgage receivable	432,606	—	1,068,960	—
Total revenues	6,970,909	45,736	16,328,969	45,736

Operating expenses
Property operating	1,487,923	9,149	2,847,702	9,149
Property taxes	751,701	—	1,697,200	—
Depreciation and amortization	3,160,285	28,864	6,080,571	28,864
General & Administrative	2,034,257	5,931,987	8,381,358	11,145,476
Acquisition transaction costs	1,157,089	201,781	2,635,675	201,781
Total operating expenses	8,591,255	6,171,781	21,642,506	11,385,270

Operating income(loss)	(1,620,346)	(6,126,045)	(5,313,537)	(11,339,534)
Non-operating income (expenses)
Interest Expense and other finance expense	(247,289)	—	(324,126)	—
Gain on bargain purchase	2,216,824	—	2,216,824	—
Equity in net income from unconsolidated joint venture	38,013	—	38,013	—
Interest Income	172,360	1,484,339	1,108,507	1,705,421
Benefit(Provision) for Income Taxes	—	(1,429,076)	—	268,343
Other income	1,873,398	—	1,873,398	—
Net Income (Loss) Attributable to Retail Opportunity Investments Corp.	$ 2,432,960	$ (6,070,782)	$ (400,921)	$ (9,365,770)
Weighted average shares outstanding Basic and diluted:	41,620,164	43,672,133	41,582,401	49,734,703
Basic Income(loss) per share:	$ 0.06	$ (0.14)	$ (0.01)	$ (0.19)
Diluted Income( loss) per share	$ 0.06	$ (0.14)	$ (0.01)	$ (0.19)
Dividends per common share	$ 0.06	$ —	$ 0.18	$ —

CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)

	For the Three Months Ended December 31, 2010	For the Twelve Months Ended December 31, 2010

Net Income( Loss) for period	$ 2,432,960	$ (400,921)

Plus: Real property depreciation	1,069,772	2,347,536
Amortization of tenant improvements and allowances	500,471	710,573
Amortization of deferred leasing costs	1,613,855	3,046,274
Funds from operations	$ 5,617,058	$ 5,703.463
Plus: Acquisition transaction costs	1,157,089	2,635,675
Modified funds from operations	$ 6,774,147	$ 8,339,138

Net Cash Provided by (Used in):
Operating Activities	$ 2,301,893	$ 2,305,270
Investing Activities	$ (93,287,337)	$ (290,775,946)
Financing Activities	$ (5,001,518)	$ (10,033,740)

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  In addition, ROIC calculates modified FFO, by adding acquisition transaction costs associated with business combinations which have been expensed in accordance with GAAP to FFO as defined above. For the three months and year ended December 31, 2010 ROIC expensed $1.2 million and $2.6 million, respectively relating to real estate acquisitions. The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO and modified FFO for the three months and year ended December 31, 2010. FFO for the three months and year ended December 31, 2009 is not provided, since there was minimal operating activity during these periods.

CONTACT: Liz Coughlin, Investor Relations
         914-272-8074
         lcoughlin@roireit.net